UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Navistar Drive, Lisle Illinois 60532

(Address of Principal executive offices, including Zip Code)

(331) 332-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Navistar International Corporation (the “Company,” “us,” “we,” and “our”) is filing under Item 8.01 of this Current Report on Form 8-K a description of its capital stock in order to update such description that has been previously filed by the Company under the Exchange Act of 1934, as amended.

The following description of our capital stock is a summary. You should keep in mind, however, that it is our certificate of incorporation, including any certificates of designations or retirement that are a part of our certificate of incorporation, our bylaws and the Delaware General Corporation Law (“DGCL”), and not this summary, which define the rights of our securityholders. There may be other provisions in these documents that are also important to our securityholders. You should read these documents for a full description of the terms of our capital stock. Our certificate of incorporation and our bylaws have been filed as exhibits to this Current Report and are incorporated by reference herein.

Overview

Our authorized capital stock consists of 260,358,455 shares, of which 220 million shares are designated as common stock, with a par value of $0.10 per share, 358,455 shares are designated as class B common stock, with a par value of $0.10 per share, 30 million shares are designated as preferred stock, with a par value of $1.00 per share, and 10 million shares are designated as preference stock, with a par value of $1.00 per share.

Common stock

The authorized common stock consists of 220 million shares, of which 80,417,667 shares were issued and outstanding and 6,389,373 shares were held in treasury at July 31, 2013.

As of July 31, 2013, we had reserved for issuance: (i) approximately 6,907,648 shares of our common stock under our various stock option plans, stock discount purchase plans and other award plans for officers, employees and directors, of which options to purchase approximately 6,213,677 shares were outstanding; and (ii) 39,103 shares issuable upon the conversion of our series D preference stock.

Dividend rights and restrictions. Holders of common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor, provided that, so long as any shares of preferred stock and preference stock are outstanding, no dividends (other than dividends payable in common stock) or other distributions (including purchases) may be made with respect to the common stock unless full cumulative dividends, if any, on the shares of preferred stock and preference stock have been paid. Under the DGCL, dividends may only be paid out of surplus or out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, and no dividend may be paid on common stock at any time during which the capital of outstanding preferred stock or preference stock exceeds our net assets.

Voting rights. Holders of shares of our common stock are entitled to one vote for each share for the election of directors and on any question arising at any shareowners meeting. The United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”), as holder of the series B preference stock, is entitled to elect one member to our board of directors. See “Preferred stock and preference stock” below.

Liquidation rights. In the event of the voluntary or involuntary dissolution, liquidation or winding up of us, holders of common stock are entitled to receive after satisfaction in full of the prior rights of creditors (including holders of our indebtedness) and holders of preferred stock and preference stock, all of our remaining assets available for distribution.

Miscellaneous. The holders of common stock are not entitled to preemptive, redemption or subscription rights. Computershare Investor Services is the transfer agent and the registrar for the common stock.

Listing. Our common stock is traded on the New York Stock Exchange under the symbol “NAV.”

Preferred stock and preference stock

We are authorized to issue preferred stock and preference stock, which may be issued from time to time in one or more series upon authorization by our board of directors. The board of directors, without further approval of the shareowners, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock and preference stock. The issuance of preferred stock and preference stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for the common stock at a premium or otherwise adversely affect the market price of the common stock. We have no present plans to issue any additional series of preferred stock or preference stock.

Two series of preference stock are currently outstanding. Three million shares of convertible junior preference stock, series D are authorized, of which 125,128 shares were outstanding as of July 31, 2013. At that date, one share of nonconvertible junior preference stock, series B was authorized and outstanding and was held by the UAW.

Series D preference stock. Holders of shares of series D preference stock are entitled to receive accrued dividends, if any, if and when declared by the board of directors, in the amount of 120 percent of the dividend (on an as-converted basis) declared on common stock, other than a dividend payable solely in shares of common stock. Holders of series D preference stock have the right at their option to convert shares of the series D preference stock into shares of common stock at any time at a conversion rate of 0.3125 of a share of common stock for each share of series D preference stock, subject to adjustment in certain events. The series D preference stock is redeemable at any time, in whole or in part, at our option upon at least 30 days’ advance written notice at the price of $25 per share plus accrued dividends. Generally, holders of series D preference stock do not have any voting powers, except as provided by law and except that holders of at least two-thirds of the number of shares outstanding must approve any adverse amendment, alteration or repeal of the preferences, special rights or powers of series D preference stock. Before any distribution to holders of common stock or of any other of our stock ranking junior upon liquidation to the series D preference stock upon any liquidation, dissolution or winding up of us, holders of the series D preference stock are entitled to receive $25 per share plus accrued dividends.

Series B preference stock. In connection with a 1993 restructuring of our post-retirement health care and life insurance benefits pursuant to a settlement agreement, the UAW was issued the series B preference stock. As the holder of the series B preference stock, the UAW is entitled to elect one member of our board of directors until such time as we have fully funded our liability under the health care and life insurance benefits program (subject to such right revesting if such funding later falls below 85% of the fully funded amount). The series B preference stock is not transferable by the UAW, does not have any voting rights other than as described above or as required by law, does not have the right to receive dividends or distributions and is redeemable for a nominal price at such time as the UAW has not been entitled to elect a director for five consecutive years.

Our one series of authorized preferred stock consists of 220,000 shares of junior participating preferred stock, series A, of which none were outstanding as of July 31, 2013.

Junior participating preferred stock, series A. Holders of junior participating preferred stock, series A are entitled to receive accrued quarterly dividends in an amount equal to the greater of (i) $25.00 and (ii) 1,000 times (subject to adjustment) the aggregate per share amount of all cash dividends, plus 1,000 times (subject to adjustment) the aggregate per share amount of all non-cash dividends or other distributions other than a dividend payable solely in shares of common stock, declared on the common stock. The junior participating preferred stock, series A ranks junior to all other series of our preferred stock. The junior participating preferred stock, series A is not redeemable.

In the event that we are in arrears in payment of dividends or distributions on the junior participating preferred stock, series A and until all accrued and unpaid dividends and distributions are paid in full, we may not, subject to certain exceptions:

•	declare or pay any dividends on, or make any other distributions on, or redeem or purchase any shares of stock ranking junior to or on parity with the junior participating preferred stock, series A; or

•	purchase any shares of junior participating preferred stock, series A or any shares of stock ranking on a parity with the junior participating preferred stock, series A.

Holders of junior participating preferred stock, series A are entitled to 1,000 votes per share (subject to adjustment) of junior participating preferred stock, series A on all matters submitted to a vote of our stockholders. In the event that we are in arrears in an amount equal to six quarterly dividends with respect to the junior participating preferred stock, series A and until such time as all accrued and unpaid dividends on shares of junior participating preferred stock, series A are paid, all holders of junior participating preferred stock, series A or any preferred stock that is similarly in arrears, voting as a single class, shall have the right to elect two individuals to our board of directors. Holders of at least two-thirds of the number of shares of junior participating preferred stock, series A outstanding must approve any adverse amendment, alteration or repeal of the preferences, special rights or powers of the junior participating preferred stock, series A.

Before any distribution to holders of common stock or of any other of our stock ranking junior upon liquidation to the junior participating preferred stock, series A upon any liquidation, dissolution or winding up of us, holders of the junior participating preferred stock, series A are entitled to receive an amount equal to $1,000 per share of junior participating preferred stock, series A plus accrued and unpaid dividends and distributions thereon. Following such payment, the holders of the junior participating preferred stock, series A will receive no further distributions until the holders of our common stock have received an amount per share equal to the amount per share received by the holders of the junior participating preferred stock, series A as described above, divided by 1,000 (subject to adjustment). Following this payment to the holders of our common stock, the holders of the junior participating preferred stock, series A and our common stock are entitled to receive their ratable share of our remaining assets in a ratio of 1,000 (subject to adjustment) to one, respectively.

In the event of any consolidation, merger, combination or other transaction in which our common stock is exchanged for or changed into other cash, stock and/or any other property, then the shares of junior participating preferred stock, series A will at the same time be exchanged or changed in an amount per share equal to 1,000 times (subject to adjustment) the aggregate amount of cash, stock and/or any other property received in respect of each share of common stock in such transaction.

Rights plan

Overview. On June 19, 2012, the board of directors of the Company authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of the common stock to stockholders of record at the close of business on June 29, 2012 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of a newly authorized series of Junior Participating Preferred Stock, Series A, par value $1.00 per share (the “Preferred Stock”), at a purchase price of $140.00 per Unit, subject to adjustment (the “Purchase Price”). The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of June 19, 2012, between the Company and Computershare Shareowner Services LLC, as Rights Agent, as amended.

Rights certificates; exercise period. Initially, the Rights will be attached to all shares of common stock then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common stock and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of twenty percent (20%) or more of the outstanding shares of common stock (the “Stock

Acquisition Date”), other than as a result of repurchases of stock by the Company or certain inadvertent actions by certain stockholders or (ii) 10 business days (or such later date as the board of directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. For purposes of the Rights Agreement, beneficial ownership is defined to include ownership of derivative securities.

Until a Distribution Date, (i) the Rights will be evidenced by the certificates for the common stock (or, in the case of shares reflected on the direct registration system, by the notations in the book-entry account system) and will only be transferable with such common stock, (ii) new common stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificates. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until a Distribution Date and will expire at 5:00 P.M. New York City time on June 18, 2015, unless such date is extended or the Rights are earlier redeemed, exchanged or terminated.

As soon as practicable after a Distribution Date, Rights Certificates will be mailed to holders of record of the common stock as of the close of business on a Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the board, only shares of common stock issued prior to a Distribution Date will be issued with Rights.

Flip-in trigger. In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of common stock which the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders after receiving advice from one or more investment banking firms, each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Any person who, together with its affiliates and associates, beneficially owns 20% or more of the outstanding shares of common stock as of the time of the first public announcement of the Rights Agreement (an “Exempt Person”) shall not be deemed an Acquiring Person, but only for so long as such person, together with its affiliates and associates, does not become the beneficial owner of a higher percentage of shares of common stock then outstanding (other than as a result of a reduction of shares of common stock due to repurchases or certain other actions by the Company) as compared to the percentage of shares of common stock outstanding beneficially owned by such Exempt Person as of the initial time of adoption of the Rights Agreement. A person will cease to be an Exempt Person if such person, together with such person’s affiliates and associates, becomes the beneficial owner of less than 20% of the outstanding shares of common stock.

Flip-over trigger. In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the common stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

Exchange feature. At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding common stock, the board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Equitable adjustments. The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend on the Preferred Stock payable in shares of Preferred Stock, a subdivision or split of outstanding shares of Preferred Stock, a combination or consolidation of Preferred Stock into a smaller number of shares through a reverse stock split or otherwise, or reclassification of the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of cash (excluding regular quarterly cash dividends), assets, evidences of indebtedness or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Redemption rights. At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, common stock or other consideration deemed appropriate by the board). Immediately upon the action of the board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Miscellaneous. Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of Rights. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Amendment. Any of the provisions of the Rights Agreement may be amended by the board prior to a Distribution Date. After a Distribution Date, the provisions of the Rights Agreement may be amended by the board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. Notwithstanding the foregoing, no amendment may be made at such time as the Rights are not redeemable.

Recent amendments. Effective as of October 5, 2012, the Company and the Rights Agent entered into Amendment No. 1 (“Amendment No. 1”) to the Rights Agreement to, among other things, permit certain discussions among board members and their affiliates under the Rights Agreement. Amendment No. 1 also amends the definition of “Beneficial Owner” to provide, among other things, that a Person (as defined in the Rights Agreement) that is a director or who has designated a director would not be deemed to beneficially own securities of the Company (i) beneficially owned by certain other Persons as a result of certain described activities or conduct or (ii) that a director acquired from the Company as part of the director’s compensation.

Effective as of October 5, 2012, the Company and the Rights Agent also entered into Amendment No. 2 (“Amendment No. 2”) to the Rights Agreement to amend the definition of “Acquiring Person” to clarify that an “Exempt Person” remains an “Exempt Person” so long as such person does not become the beneficial owner of a number of shares of common stock greater than the number of shares beneficially owned by such Exempt Person as of the initial time of adoption of the Rights Plan.

Effective as of October 19, 2012, the Company and the Rights Agent entered into Amendment No. 3 to the Rights Agreement to amend the definition of “Acquiring Person” to clarify that an “Exempt Person” remains an “Exempt Person” so long as such person does not become the beneficial owner of a higher percentage of shares of common stock then outstanding (other than as a result of a reduction of shares of common stock due to repurchases or certain other actions by the Company) as compared to the percentage of shares of common stock outstanding beneficially owned by such Exempt Person as of the initial time of adoption of the Rights Agreement.

Effective as of June 17, 2013, the Company and the Rights Agent entered into Amendment No. 4 to the Rights Agreement to amend and restate Section 7(a) of the Rights Agreement in order to extend the expiration date of the Rights Agreement from June 18, 2013 to August 31, 2013.

Effective as of July 14, 2013, the Company and the Rights Agent entered into Amendment No. 5 to the Rights Agreement (“Amendment No. 5”). Amendment No. 5 amended and restated the definitions of “Acquiring Person” and “Exempt Person” to increase the level of beneficial ownership of the Company’s common stock at which a Person becomes an “Acquiring Person” from 15% to 20% of outstanding common stock of the Company and to exclude Persons who beneficially owned 20% of outstanding common stock at the time of announcement of entry into the Rights Agreement. Amendment No. 5 also amended and restated Section 7(a) of the Rights Agreement in order to extend the expiration date of the Rights Agreement from August 31, 2013 to June 18, 2015.

Certain certificate of incorporation and by-laws provisions; certain provisions of Delaware law

General. Certain provisions of our certificate of incorporation and by-laws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors. We are also subject to Section 203 of the DGCL. As described above under “Preferred stock and preference stock,” the ability of the board of directors to issue so-called “flexible” preferred stock may also have an anti-takeover effect. In addition, the fact that our utilization of our NOLs could be adversely affected by a change of control could have an anti-takeover effect.

Classified board; board vacancies. The certificate of incorporation provides for the board of directors to be divided into three classes of directors serving staggered three year terms, excluding the director elected by the UAW as the holder of our series B preference stock. See “—Preferred stock and preference stock.” Although we are in the process of declassifying our board of directors, we will not be completely declassified until our 2014 annual meeting of stockholders, at which time all of our directors would be annually elected. Until such time as we are completely declassified, the overall effect of the provisions in the certificate of incorporation with respect to the staggered board may be to render more difficult a change in control of us or the removal of incumbent directors. Under the DGCL, since we have a classified board, the shareowners may only remove the directors for cause. A majority of the remaining directors elected by the holders of common stock then in office (and not stockholders), though less than a quorum, is empowered to fill any vacancy on the board of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference stock issued by us have a preference over the common stock as to dividends or upon liquidation have the right, voting separately by class or series, to elect directors (such as the holder of the series B preference stock), the number, election, term of office, filling of vacancies, terms of removal and other features of such directorships are governed by the terms relating to such rights.

Special meetings of shareowners; action by written consent. The certificate of incorporation provides that no action may be taken by shareowners except at an annual or special meeting of shareowners, and prohibits action by written consent in lieu of a meeting. Our by-laws provide that special meetings of shareowners may be called only by the chairman of the board and the chief executive officer or by the board of directors. This provision will make it more difficult for shareowners to take action opposed by the board of directors.

Advance notice procedures Our by-laws include an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on both the date of the required written notice and the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring such business before the meeting.

Approval of supermajority transactions. As a result of the settlement agreement relating to the 1993 restructuring of our post-retirement health care and life insurance benefits, our certificate of incorporation provides that the affirmative vote of holders of the greater of (i) a majority of the voting power of all common stock or (ii) at least 85% of the shares of common stock present at a meeting is required to approve a supermajority transaction. Accordingly, any holder of 15% or more of the aggregate outstanding common stock represented at any meeting of shareowners will be able to block any supermajority transaction. A supermajority transaction is defined to include several transactions that would constitute a change of control of our company.

Certain provisions of Delaware law. We are governed by the provisions of Section 203 of the DGCL. In general, the law prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. “Business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993. Incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for the period ended October 31, 1993, which was dated and filed on January 27, 1994, and amended as of May 4, 1998. Commission File No. 001-9618.

3.2	Certificate of Amendment to Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware effective February 17, 2011. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on February 17, 2011. Commission File No. 001-09618.

3.3	Certificate of Amendment to Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware effective February 21, 2012. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on February 21, 2012. Commission File No. 001-09618.

3.4	Certificate of Retirement of Class B Common Stock of Navistar International Corporation, effective April 19, 2013. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on April 22, 2013. Commission File No. 001-09618.

3.5	Third Amended and Restated By-Laws of Navistar International Corporation effective October 5, 2012. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on October 10, 2012. Commission File No. 001-09618.

3.6	Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A filed with the Secretary of State for the State of Delaware on June 20, 2012 establishing the Series A Preferred Stock of Navistar International Corporation in accordance with the Restated Certificate of Incorporation of Navistar International Corporation. Incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K which was dated and filed on June 20, 2012. Commission File No. 001-09618.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

/s/ Walter G. Borst
Date: October 21, 2013	Name:	Walter G. Borst
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993. Incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for the period ended October 31, 1993, which was dated and filed on January 27, 1994, and amended as of May 4, 1998. Commission File No. 001-9618.

3.2	Certificate of Amendment to Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware effective February 17, 2011. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on February 17, 2011. Commission File No. 001-09618.

3.3	Certificate of Amendment to Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware effective February 21, 2012. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on February 21, 2012. Commission File No. 001-09618.

3.4	Certificate of Retirement of Class B Common Stock of Navistar International Corporation, effective April 19, 2013. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on April 22, 2013. Commission File No. 001-09618.

3.5	Third Amended and Restated By-Laws of Navistar International Corporation effective October 5, 2012. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on October 10, 2012. Commission File No. 001-09618.

3.6	Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A filed with the Secretary of State for the State of Delaware on June 20, 2012 establishing the Series A Preferred Stock of Navistar International Corporation in accordance with the Restated Certificate of Incorporation of Navistar International Corporation. Incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K which was dated and filed on June 20, 2012. Commission File No. 001-09618.